UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 3, 2010, each of deltathree, Inc. (the “Company”), Delta Three Israel, Ltd. and DME Solutions, Inc. entered into the Sales Agency Agreement (the “Agreement”) with LKN Communications, Inc., doing business as ACN, Inc. (“ACN”), pursuant to which ACN’s independent sales representatives will act as limited agents to sell the Company’s mobile application services to retail residential and commercial consumers. Pursuant to the terms of the Agreement, the Company will pay ACN a monthly commission equal to fifty percent of the Gross Margin (as defined in the Agreement). The term of the Agreement is for a period of two years, and will renew automatically for successive terms of one year each unless either party provides the other party written notice of termination at least three months notice prior to the expiration of the then-current term.  The Agreement can be terminated by mutual consent of the parties or by either party upon the occurrence of a material breach by the other party that is not cured within 30 days of notice of the breach.  The Agreement also provides that during the term the Company will not appoint or permit certain network marketing, multi-level marketing or direct sales companies listed in the Agreement to sell the mobile applications.

Each of Robert Stevanovski, Anthony Cassara, David Stevanovski and Gregory Provenzano, members of the Company’s Board of Directors, is a principal of ACN, and each of them (other than Anthony Cassara) serves as an officer of ACN.  As a result of their relationship with ACN, each of these individuals may be deemed to have a direct or indirect interest in the transactions contemplated by the Agreement.  In accordance with the Company’s Audit Committee Charter, the Agreement and the transactions contemplated thereby were approved by the Audit Committee, which includes those directors who are not affiliated with ACN.

The foregoing description of the Agreement does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Report.

Item 7.01	Regulation FD Disclosure.

On October 4, 2010, the Company issued a press release announcing the signing of the Agreement.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Sales Agency Agreement, dated as of September 27, 2010, by and among deltathree, Inc., Delta Three Israel, Ltd., DME Solutions, Inc. and LKN Communications, Inc., doing business as ACN, Inc.

99.1	Press release issued by the Company dated October 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name:	Peter Friedman
Title:	General Counsel and Secretary

Dated: October 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sales Agency Agreement, dated as of September 27, 2010, by and among deltathree, Inc., Delta Three Israel, Ltd., DME Solutions, Inc. and LKN Communications, Inc., doing business as ACN, Inc.

99.1	Press release issued by the Company dated October 4, 2010.